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                                                                   Exhibit 21.1

                                 Subsidiaries

   1. Subsidiaries as of January 2, 1999, which are consolidated in the financial statements of the Company:

             Subsidiary                State of Incorporation             Ownership
      -------------------------        ----------------------             ---------
      Stuart Hall Company, Inc.        Missouri                             100%
      Vinylweld L.L.C.                 Delaware                              80%